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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent

The Board of Directors
  of Colorado MEDtech, Inc.

We consent to the use of our report on the statements of assets, liabilities and affiliate investment of Colorado MEDTech, Inc.'s Colorado Operations (a business unit of Colorado MEDtech, Inc.) as of June 30, 2002 and 2001, and the related statements of operations and cash flows for each of the years in the three-year period ended June 30, 2002 included herein.

                                                           /s/ KPMG LLP

Minneapolis, Minnesota
April 9, 2003